                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 24, 1998
                                                 -----------------


                            NOBLE INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Michigan                    001-13581                  38-3139487
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan   48304
--------------------------------------------------------------------------------
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (248) 433-3093
                                                   ------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial statements of businesses acquired.

        This report amends the current report filed by Noble International, Ltd. (the "Company") dated August 10, 1998.

        On July 24, 1998 the Company consummated the acquisition, through its wholly-owned subsidiary Noble Canada Holdings, Ltd., a Nova Scotia corporation ("NCH"), and NCH's wholly-owned subsidiary Noble Canada, Inc., an Ontario corporation ("Noble Canada"), of all of the outstanding capital stock of Tiercon Holdings, Inc., an Ontario corporation ("Tiercon"), including Tiercon's wholly-owned subsidiary Triam Automotive Canada, Inc., an Ontario corporation ("Triam"). As a result of other dispositions, at the date of Noble's acquisition of Triam, the assets of Triam included only the historical assets of Triam's Plastics Division.

        The aggregate consideration paid for the acquisitions of Tiercon and Triam (collectively, the "Tiercon/Triam Acquisition") consisted of approximately $32 million in cash and 80,000 shares of Noble Canada's Class T Non-Voting Exchangeable Preferred Shares, which are exchangeable for 80,000 shares of the Company's common stock, no par value ("Common Stock").

        The audited financial statements of Triam's Plastics Division as of January 31, 1998 and 1997 and for each of the three fiscal years in the period ended January 31, 1998 are presented below. The interim unaudited financial statements of Triam as of June 30, 1998 and 1997 and for the five month periods ended June 30, 1998 and 1997 are also presented.

                                AUDITORS' REPORT


To the Directors of
Noble International, Ltd.

We have audited the balance sheets of TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION as at January 31, 1998 and 1997 and the statements of income (loss), net investment by Triam Automotive Canada Inc. and changes in financial position for each of the years in the three year period ended January 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 1998 and 1997 and the results of its operations and the changes in its financial position for each of the years in the three year period ended January 31, 1998 in accordance with accounting principles generally accepted in Canada.

The Division is a component of Triam Automotive Canada Inc. and has no separate legal status or existence.

                                                       /s/ Ernst & Young
Toronto, Canada,
September 18, 1998.                                    Chartered Accountants

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                                 BALANCE SHEETS
                              [in Canadian dollars]


As at January 31


                                                                1998                 1997
                                                                  $                    $
                                                              -----------         -----------
ASSETS
CURRENT
Accounts receivable [note 3]                                    6,570,093           6,261,692
Inventories [note 4]                                            8,971,288           8,727,380
Prepaid expenses                                                  126,722             261,711
                                                              -----------         -----------
TOTAL CURRENT ASSETS                                           15,668,103          15,250,783
                                                              -----------         -----------
Capital assets, net [note 5]                                   11,538,747           9,204,635
Deferred charges, net of accumulated amortization                 271,064              28,413
                                                              -----------         -----------
                                                               27,477,914          24,483,831
                                                              ===========         ===========

LIABILITIES AND NET INVESTMENT BY TRIAM
  AUTOMOTIVE CANADA INC
CURRENT
Accounts payable and accrued liabilities                        6,384,484           4,762,791
Current portion of capital lease obligations [note 6]             282,834              71,530
                                                              -----------         -----------
TOTAL CURRENT LIABILITIES                                       6,667,318           4,834,321
                                                              -----------         -----------
Capital lease obligations [note 6]                              1,414,876             193,649
                                                              -----------         -----------
TOTAL LIABILITIES                                               8,082,194           5,027,970
                                                              -----------         -----------

NET INVESTMENT BY TRIAM AUTOMOTIVE CANADA INC                  19,395,720          19,455,861
                                                              -----------         -----------
                                                               27,477,914          24,483,831
                                                              ===========         ===========


See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                           STATEMENTS OF INCOME (LOSS)
                              [in Canadian dollars]


Years ended January 31


                                               1998            1997           1996
                                                 $               $              $
                                            -----------     -----------     -----------
SALES                                        48,789,030      37,330,604      25,225,014
Cost of goods sold                           43,321,197      32,782,214      23,432,761
                                            -----------     -----------     -----------
GROSS PROFIT                                  5,467,833       4,548,390       1,792,253
                                            -----------     -----------     -----------

EXPENSES
Corporate charges [note 7]                    2,558,982       2,004,962       1,564,689
Selling, general and administrative           1,122,835       1,093,321       1,120,223
Amortization of capital assets                  833,102         790,195         415,471
Amortization of deferred charges                111,050          24,305              --
Interest on capital lease obligations            91,825          14,234            (966)
                                            -----------     -----------     -----------
                                              4,717,794       3,927,017       3,099,417
                                            -----------     -----------     -----------
NET INCOME (LOSS) FOR THE YEAR [note 8]         750,039         621,373      (1,307,164)
                                            ===========     ===========     ===========



See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                         STATEMENTS OF NET INVESTMENT BY
                          TRIAM AUTOMOTIVE CANADA INC.
                              [in Canadian dollars]


Years ended January 31


                                            1998             1997            1996
                                             $                 $               $
                                         ----------       ----------      ----------
BALANCE, BEGINNING OF YEAR               19,455,861        9,773,445      11,149,927
Net income (loss) for the year              750,039          621,373      (1,307,164)
Advances from (to) Triam Automotive
  Canada Inc.                              (810,180)       9,061,043         (69,318)
                                         ----------       ----------      ----------
BALANCE, END OF YEAR                     19,395,720       19,455,861       9,773,445
                                         ==========       ==========      ==========


See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                              [in Canadian dollars]


Years ended January 31


                                                       1998            1997            1996
                                                         $               $               $
                                                     ---------       ---------      ----------
OPERATING ACTIVITIES
Net income (loss) for the year                         750,039         621,373      (1,307,164)
Add items not involving cash
  Amortization of deferred charges                     111,050          24,305              --
  Amortization of capital assets                       833,102         790,195         415,471
                                                    ----------      ----------      ----------
                                                     1,694,191       1,435,873        (891,693)
Changes in non-cash working capital balances
  related to operations
  Accounts receivable                                 (308,401)     (3,596,425)      2,161,134
  Inventories                                         (243,908)     (4,618,843)       (605,439)
  Prepaid expenses                                     134,989         120,537         128,087
  Accounts payable and accrued liabilities           1,621,693       1,509,571         436,127
                                                    ----------      ----------      ----------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      2,898,564      (5,149,287)      1,228,216
                                                    ----------      ----------      ----------

INVESTING ACTIVITIES
Purchase of capital assets, net                     (3,167,214)     (4,052,688)     (1,158,898)
Increase in deferred charges                          (353,701)        (52,717)             --
                                                    ----------      ----------      ----------
CASH USED IN INVESTING ACTIVITIES                   (3,520,915)     (4,105,405)     (1,158,898)
                                                    ----------      ----------      ----------

FINANCING ACTIVITIES
Advances from (to) Triam Automotive Canada Inc.       (810,180)      9,061,043         (69,318)
Proceeds from capital lease obligations              1,632,226         212,212              --
Repayment of capital lease obligations                (199,695)        (18,563)             --
                                                    ----------      ----------      ----------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        622,351       9,254,692         (69,318)
                                                    ----------      ----------      ----------

NET CHANGE IN CASH DURING THE YEAR                          --              --              --
                                                    ==========      ==========      ==========



See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

19

1. BASIS OF PRESENTATION

Triam Automotive Canada Inc. - Plastics Division [the "Division"], located in Stoney Creek, Ontario, Canada, is a wholly-owned division of Triam Automotive Canada Inc. ["Triam"]. The financial statements of the Division have been prepared in Canadian dollars following accounting principles generally accepted in Canada. These principles are also in conformity, in all material respects, with accounting principles generally accepted in the United States, except as described in note 12 to the financial statements.

Income taxes represent management's best estimate of the tax expense of the Division calculated as if the Division was separate taxable entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Raw materials are stated at the lower of cost and replacement value. Finished goods and work-in-process are stated at the lower of cost and net realizable value. Cost includes the cost of materials plus direct labour applied to the product and the applicable share of manufacturing overhead, and is determined on a weighted average basis. Tooling inventory is stated at the lower of cost and replacement value.

CAPITAL ASSETS

Capital assets are recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Furniture and fixtures              20% - 33.3%
Machinery and equipment             5% - 10%
Leasehold improvements              Over the term of the lease


DEFERRED CHARGES

Deferred charges represent costs associated with the start-up of new product lines. These charges are amortized on a straight-line basis over the term of the related contract.

REVENUE RECOGNITION

Revenue from sales of manufactured products is recognized upon shipment to customers.

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

The Division enters into contracts for tooling construction with periods of completion over several months. Revenue is recognized on the percentage of completion basis, measured using the product part approval process.

FOREIGN EXCHANGE TRANSLATION

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet dates. Revenue and expense items are translated into Canadian dollars at the average rates for the year. The resulting exchange gains and losses are recorded in the statements of income (loss).

LEASES

Leases entered into are classified as either capital or operating leases. Leases which substantially transfer all benefits and risks of ownership of property to the Division are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the purchase and financing.

INCOME TAXES

The Division follows the deferral method of tax allocation in accounting for income taxes. Under this method, timing differences between accounting and taxable income result in the recording of deferred income taxes. Deferred income taxes relate primarily to differences between the amount of amortization recorded for accounting purposes and capital cost allowance claimed for income tax purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported and disclosed in the financial statements. Actual results could differ from those estimates.

3. ACCOUNTS RECEIVABLE

The Division operates exclusively in the automotive industry and derived approximately 80% of its revenue for the year ended January 31, 1998 from one company in the automotive industry [1997 - 79%; 1996 - 72%]. Accounts receivable from this customer at January 31, 1998 totalled 74% of the year-end balance [1997 - 87%].

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

4. INVENTORIES

Inventories consist of the following:

                                                    1998                 1997
                                                     $                     $
                                                 ---------             ---------
Raw materials                                    2,185,658             2,345,253
Work-in-process                                  2,149,688             1,651,148
Finished goods                                   2,514,698             1,815,537
Tooling                                          2,121,244             2,915,442
                                                 ---------             ---------
                                                 8,971,288             8,727,380
                                                 =========             =========


5. CAPITAL ASSETS

Capital assets consist of the following:


                                                         1998
                                      ------------------------------------------
                                                      ACCUMULATED      NET BOOK
                                        COST          AMORTIZATION       VALUE
                                          $                $               $
                                      ----------       ---------       ---------
Furniture and fixtures                   545,713         270,771         274,942
Machinery and equipment               11,167,901       2,385,121       8,782,780
Leasehold improvements                 1,027,919         354,301         673,618
Assets under capital lease             1,946,367         138,960       1,807,407
                                      ----------       ---------       ---------
                                      14,687,900       3,149,153      11,538,747
                                      ==========       =========       =========


                                                         1997
                                                      ACCUMULATED      NET BOOK
                                          COST        AMORTIZATION       VALUE
                                           $               $               $
                                      ----------       ---------       ---------
Furniture and fixtures                   376,237         185,001         191,236
Machinery and equipment               10,590,516       2,062,500       8,528,016
Leasehold improvements                   255,701          43,203         212,498
Assets under capital lease               314,290          41,405         272,885
                                      ----------       ---------       ---------
                                      11,536,744       2,332,109       9,204,635
                                      ==========       =========       =========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

6. CAPITAL LEASE OBLIGATIONS

The Division completed financing with the Bank of Nova Scotia [the "Bank"] in 1998 and 1997 to purchase certain capital assets. The Division entered into long-term capital lease agreements with the Bank which bear interest at rates varying between 7% and 10%. The lease is collateralized by capital assets having a carrying value of $1,807,407 [1997 - $272,885]. The lease obligations are repayable in equal monthly installments.

The future minimum lease payments required under the capital lease agreements are as follows:


                                                                           $
                                                                       ---------
1999                                                                     398,885
2000                                                                     398,885
2001                                                                     327,560
2002                                                                     303,785
Thereafter                                                               611,496
                                                                       ---------
                                                                       2,040,611

Less amount representing interest at rates varying between 7% and 10%    342,901
                                                                       ---------
                                                                       1,697,710
Less current portion                                                     282,834
                                                                       ---------
                                                                       1,414,876
                                                                       =========


7. CORPORATE CHARGES

Triam incurs and charges the Division general overhead expenses and interest. The general overhead expenses include the following: salaries for senior management staff, building rent, advertising, marketing, promotion and professional fees.

Triam allocates the general overhead expenses to the Division on a pro-rata basis based on time that certain senior management, officers and employees spend on the Division as opposed to other divisions within Triam. It is management's assertion that the allocation rates utilized by Triam are reasonable.

Financing for the Division is provided by Triam. Triam allocates a portion of its third party financing costs to the Division based on the average annual balance attributable to the Division.

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

8. INCOME TAXES

[a] A reconciliation comparing income taxes calculated at the Canadian statutory rate to the amount provided in the financial statements is as follows:


                                                            1998             1997             1996
                                                              $                $                $
                                                          ---------        ---------       ----------
    Income (loss) before income taxes                       750,039          621,373       (1,307,164)
    Statutory Canadian income tax rate                         35.6%            35.6%            35.6%
                                                          ---------        ---------       ----------
                                                            267,014          221,209         (465,350)
    Effect of tax loss carryforwards recognized            (483,933)        (223,275)        (149,042)
    Effect of current year tax losses
      not recognized                                        221,335               --          606,459
    Other                                                    (4,416)           2,066            7,933
                                                          =========        =========       ==========


[b] As at January 31, 1998, the Division has income tax losses available to reduce future years' taxable income. These federal and provincial income tax loss carryforwards expire in each of the following years:


                                                FEDERAL                PROVINCIAL
                                                   $                       $
                                               ---------               ---------
    2001                                       1,572,000                 906,000
    2003                                         273,000                 273,000
                                               ---------               ---------
                                               1,845,000               1,179,000
                                               =========               =========


[c] Subsequent to January 31, 1998, Triam sold one of its other divisions.
    Approximately $4,200,000 of income tax losses, the benefit of which has been recognized in the accounts of the Division, were applied against the gain realized on the sale of this division. In addition, subsequent to January 31, 1998, the benefit of the tax losses disclosed in note 8[b] above were recognized in Triam's accounts. As a result of the foregoing and other activities of the Division during the period subsequent to January 31, 1998, a deferred tax credit was recorded in the accounts of the Division.

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

9. SEGMENTED INFORMATION

The Division operates in one geographic segment. Sales between Canada and the United States are as follows:


                                     1998              1997             1996
                                      $                 $                 $
                                  ----------        ----------        ----------
CANADA                             4,420,281         5,781,939         4,613,197
UNITED STATES                     44,368,749        31,548,665        20,611,817
                                  ----------        ----------        ----------
                                  48,789,030        37,330,604        25,225,014
                                  ==========        ==========        ==========

10. SUBSEQUENT EVENTS

[a] On May 12, 1998, 100% of the outstanding common shares of Triam Automotive
    Inc. ["TAI"], Triam's parent company, was acquired by Magna International Inc. ["Magna"] in exchange for cash and common shares of Magna. TAI was subsequently wound up into Magna.

    On July 24, 1998, Magna sold Triam, which as at that date only included the Division, to Tiercon Holdings Inc. ["Tiercon"].

    Tiercon was subsequently purchased by a wholly-owned Canadian subsidiary of Noble International, Ltd. on July 24, 1998.

[b] Subsequent to January 31, 1998, the Division's shipments to its largest customer were interrupted for approximately three weeks due to labour disruption experienced by the customer.

11. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the Division's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Division, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

12. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"] which conform in all material respects with accounting principles generally accepted in the United States ["US GAAP"] except as set forth below:

DEFERRED CHARGES

Under Canadian GAAP, start-up costs which meet specific criteria may be deferred and amortized over the periods of expected benefit. Under US GAAP, all such costs are expensed in the year incurred.

INCOME TAXES

Under US GAAP, the Division would be required to follow the liability method of accounting for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", whereby deferred tax assets and liabilities are recorded based on the enacted tax rates which will be in effect when any differences between the accounting and tax basis of assets reverse.

The Division had sufficient net operating losses for fiscal 1995 and 1996 to carry forward and offset in entirety the fiscal 1997 taxable income. Fiscal 1998 was a net operating loss. Therefore, no federal or provincial income taxes have been provided. The net deferred tax asset, resulting from the net operating loss carryforward, has been adjusted for in entirety by a valuation allowance.

CAPITAL LEASE OBLIGATIONS

Under US GAAP non-cash investing and financing transactions are excluded from the statements of changes in financial position.

The impact of these differences on the financial statements is as follows:

BALANCE SHEETS


                                                     1998               1997
                                                      $                   $
                                                  ----------         ----------
TOTAL ASSETS UNDER CANADIAN GAAP                  27,477,914         24,483,831
Adjustment
  Deferred charges                                  (271,064)           (28,413)
                                                  ----------         ----------
TOTAL ASSETS UNDER US GAAP                        27,206,850         24,455,418
                                                  ==========         ==========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

STATEMENTS OF INCOME (LOSS)

                                                    YEARS ENDED JANUARY 31
                                           -----------------------------------------
                                             1998           1997            1996
                                              $               $               $
                                           --------        --------      ----------
NET INCOME (LOSS) FOR THE YEAR UNDER
  CANADIAN GAAP                             750,039         621,373      (1,307,164)
Adjustments
  Deferred charges                         (353,701)        (52,717)             --
  Amortization of deferred charges          111,050          24,305              --
                                           --------        --------      ----------
NET INCOME (LOSS) FOR THE YEAR UNDER
  US GAAP                                   507,388         592,961      (1,307,164)
                                           ========        ========      ==========



STATEMENTS OF NET INVESTMENT BY TRIAM AUTOMOTIVE CANADA INC.


                                                          1998             1997               1996
                                                            $                $                  $
                                                        ----------       ----------        ---------
BALANCE, END OF YEAR UNDER CANADIAN GAAP                19,395,720       19,455,861        9,773,445
Adjustments
  Deferred charges                                        (382,114)         (52,717)              --
  Amortization of deferred charges                         111,050           24,305               --
                                                        ----------       ----------        ---------
BALANCE, END OF YEAR UNDER US GAAP                      19,124,656       19,427,449        9,773,445
                                                        ==========       ==========        =========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

January 31, 1998, 1997 and 1996

STATEMENTS OF CHANGES IN FINANCIAL POSITION


                                                           YEARS ENDED JANUARY 31
                                                    ------------------------------------------
                                                      1998            1997             1996
                                                        $               $                $
                                                    ----------     -----------      ----------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
  UNDER CANADIAN GAAP                                2,898,564      (5,149,287)      1,228,216
Adjustment
  Deferred charges                                    (353,701)        (52,717)             --
                                                    ----------     -----------      ----------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
  UNDER US GAAP                                      2,544,863      (5,202,004)      1,228,216
                                                    ==========     ===========      ==========

CASH USED IN INVESTING ACTIVITIES
  UNDER CANADIAN GAAP                               (3,520,915)     (4,105,405)     (1,158,898)
Adjustments
  Deferred charges                                     353,701          52,717              --
                                                    ----------     -----------      ----------
  Purchase of capital assets                         1,632,226         212,212              --
                                                    ----------     -----------      ----------
CASH USED IN INVESTING ACTIVITIES
  UNDER US GAAP                                     (1,534,988)     (3,840,476)     (1,158,898)
                                                    ==========     ===========      ==========

CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES UNDER CANADIAN GAAP                       622,351       9,254,692         (69,318)
Adjustment
  Proceeds from capital lease obligations           (1,632,226)       (212,212)             --
                                                    ----------     -----------      ----------
CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES UNDER US GAAP                          (1,009,875)      9,042,480         (69,318)
                                                    ==========     ===========      ==========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION


                                 BALANCE SHEETS
                        [Unaudited - in Canadian dollars]


As at June 30


                                                        1998           1997
                                                          $              $
                                                      ----------     ----------
ASSETS
CURRENT
Accounts receivable [note 2]                           7,371,576      5,318,130
Inventories [note 3]                                   9,176,389      8,224,342
Prepaid expenses                                         265,235        249,527
                                                      ----------     ----------
TOTAL CURRENT ASSETS                                  16,813,200     13,791,999
                                                      ----------     ----------
Capital assets, net                                   13,904,252      9,894,452
Deferred charges, net of accumulated amortization        237,757        126,390
                                                      ----------     ----------
                                                      30,955,209     23,812,841
                                                      ==========     ==========

LIABILITIES AND NET INVESTMENT BY TRIAM
  AUTOMOTIVE CANADA INC.
CURRENT
Accounts payable and accrued liabilities               7,449,813      3,037,123
Current portion of capital lease obligations             292,312         74,595
                                                      ----------     ----------
TOTAL CURRENT LIABILITIES                              7,742,125      3,111,718
                                                      ----------     ----------
Capital lease obligations                              1,290,261        161,651
                                                      ----------     ----------
Deferred taxes                                           839,548             --
                                                      ----------     ----------
TOTAL LIABILITIES                                      9,871,934      3,273,369
                                                      ----------     ----------

NET INVESTMENT BY TRIAM AUTOMOTIVE CANADA INC.        21,083,275     20,539,472
                                                      ----------     ----------
                                                      30,955,209     23,812,841
                                                      ==========     ==========

See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                           STATEMENTS OF INCOME (LOSS)
                        [Unaudited - in Canadian dollars]


For the five months ended June 30

                                                      1998               1997
                                                       $                   $
                                                   ----------         ----------
SALES                                              24,964,853         19,859,185
Cost of goods sold                                 22,343,584         17,397,811
                                                   ----------         ----------
GROSS PROFIT                                        2,621,269          2,461,374
                                                   ----------         ----------

EXPENSES
Corporate charges                                   1,190,486          1,060,518
Selling, general and administrative                   985,486            528,335
Amortization of capital assets                        402,002            305,877
Amortization of deferred charges                       24,305             24,305
Interest on capital lease obligations                  51,066             10,319
                                                   ----------         ----------
                                                    2,653,345          1,929,354
                                                   ----------         ----------
NET INCOME (LOSS) FOR THE PERIOD                      (32,076)           532,020
                                                   ==========         ==========

See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                         STATEMENTS OF NET INVESTMENT BY
                          TRIAM AUTOMOTIVE CANADA INC.
                        [Unaudited - in Canadian dollars]


For the five months ended June 30


                                                      1998              1997
                                                       $                  $
                                                   ----------         ----------
BALANCE, BEGINNING OF YEAR                         19,395,720         19,455,861
Net income (loss) for the period                      (32,076)           532,020
Advances from (to) Triam Automotive
  Canada Inc.                                       1,719,631            551,591
                                                   ----------         ----------
BALANCE, END OF PERIOD                             21,083,275         20,539,472
                                                   ==========         ==========


See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                        [Unaudited - in Canadian dollars]


For the five months ended June 30


                                                        1998            1997
                                                          $               $
                                                      ---------       ---------
OPERATING ACTIVITIES
Net income (loss) for the period                        (32,076)        532,020
Add items not involving cash
  Amortization of deferred charges                       24,305          24,305
  Amortization of capital assets                        402,002         305,877
                                                      ---------       ---------
                                                        394,231         862,202
Changes in non-cash working capital balances
  related to operations
  Accounts receivable                                  (801,483)        943,562
  Inventories                                          (205,101)        503,038
  Prepaid expenses                                     (138,513)         12,184
  Accounts payable and accrued liabilities            1,065,329      (1,725,668)
  Deferred tax                                          839,548              --
                                                      ---------       ---------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       1,154,011         595,318
                                                      ---------       ---------

INVESTING ACTIVITIES
Purchase of capital assets, net                      (2,767,507)       (995,694)
Increase in deferred charges                              9,003        (122,282)
                                                      ---------       ---------
CASH USED IN INVESTING ACTIVITIES                    (2,758,504)     (1,117,976)
                                                      ---------       ---------

FINANCING ACTIVITIES
Advances from (to) Triam Automotive Canada Inc.       1,719,631         551,591
Repayment of capital lease obligations                 (115,138)        (28,933)
                                                      ---------       ---------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       1,604,493         522,658
                                                      ---------       ---------

NET CHANGE IN CASH DURING THE PERIOD                         --              --
                                                      =========       =========


See accompanying notes

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

June 30, 1998 and 1997


1. BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Triam Automotive Canada Inc. - Plastics Division [the "Division"] have been prepared in Canadian dollars following accounting principles generally accepted in Canada. These principles are also in conformity, in all material respects, with accounting principles generally accepted in the United States, except as described in
Note 6 to the interim financial statements. Accordingly, the interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments have been included and all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature.

Results for interim periods should not be considered indicative of results for a full year. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. For further information, refer to the financial statements and footnotes thereto for the years ended January 31, 1998.

2. ACCOUNTS RECEIVABLE

The Division operates exclusively in the automotive industry and derives approximately 87% of its revenue for the period ended June 30, 1998 [1997 - 82%] from one company in the automotive industry. Accounts receivable from this customer at June 30, 1998 totalled 61% of the period ending balance
[1997 - 72%].

3. INVENTORIES

Inventories consist of the following:


                                                   1998                  1997
                                                     $                     $
                                                 ---------             ---------
Raw materials                                    2,035,807             2,102,036
Work-in-process                                  2,525,089             1,807,793
Finished goods                                   1,877,789             1,786,123
Tooling                                          2,737,704             2,528,390
                                                 ---------             ---------
                                                 9,176,389             8,224,342
                                                 =========             =========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

June 30, 1998 and 1997


4. INCOME TAXES

During the period, Triam Automotive Canada Inc. ["Triam"] sold one of its divisions. Approximately $4,200,000 of income tax losses, the benefit of which have been recognized in the accounts prior to February 1, 1998 were applied against the gain realized on the sale of this division. In addition, the income tax loss carryforwards as at January 30, 1998 were recognized in Triam's accounts. As a result of the foregoing and other activities of the Division during the period, a deferred tax credit was recorded in the accounts of the Division.

5. SUBSEQUENT EVENTS

On July 24, 1998, Magna International Inc. sold Triam Automotive Canada Inc., which as at that date only included the Division, to Tiercon Industries Inc. ["Tiercon"].

Tiercon was subsequently purchased by a wholly-owned Canadian subsidiary of Noble International, Ltd.

6. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP""] which conform in all material respects with accounting principles generally accepted in the United States ["US GAAP"] except as set forth below:

DEFERRED CHARGES

Under Canadian GAAP, start-up costs which meet specific criteria may be deferred and amortized over the periods of expected benefit. Under US GAAP, all such costs are expensed in the year incurred.

INCOME TAXES

The Division follows the liability method of accounting for income taxes in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 109, "Accounting for Income Taxes", whereby deferred tax assets and liabilities are recorded based on the enacted tax rates which will be in effect when any differences between the financial statements and tax basis of assets reverse. The deferred tax liability can be reduced by net operating losses being carried forward for tax purposes.

The Division had net operating losses for fiscal 1998, 1997 and 1996, and, therefore, no federal or provincial income taxes have been provided. The net deferred tax asset, resulting from the net operating loss carryforward, has been adjusted for in entirety by a valuation allowance.

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

June 30, 1998 and 1997


CAPITAL LEASE OBLIGATIONS

Under US GAAP non-cash investing and financing transactions are excluded from the statements of changes in financial position.

The impact of these differences on the financial statements is as follows:

BALANCE SHEETS


                                                     1998               1997
                                                      $                   $
                                                  ----------         ----------
TOTAL ASSETS UNDER CANADIAN GAAP                  30,955,209         23,812,841
Adjustment
  Deferred charges                                  (237,757)          (126,390)
                                                  ----------         ----------
TOTAL ASSETS UNDER US GAAP                        30,717,452         23,686,451
                                                  ==========         ==========


STATEMENTS OF INCOME (LOSS)


                                                       5 MONTHS ENDED JUNE 30
                                                      -------------------------
                                                        1998            1997
                                                          $               $
                                                      ---------      ----------
NET INCOME (LOSS) FOR THE PERIOD UNDER
  CANADIAN GAAP                                         (32,076)       532,0206
Adjustments
  Deferred charges                                        9,003        (122,282)
  Amortization of deferred charges                       24,305          24,305
                                                      ---------      ----------
NET INCOME (LOSS) FOR THE PERIOD UNDER
  US GAAP                                                 1,232         434,043
                                                      =========      ==========

TRIAM AUTOMOTIVE CANADA INC. - PLASTICS DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

June 30, 1998 and 1997


STATEMENTS OF NET INVESTMENT BY TRIAM AUTOMOTIVE CANADA INC.

                                                     1998              1997
                                                       $                 $
                                                   ----------        ----------
BALANCE, END OF YEAR UNDER CANADIAN GAAP           21,083,275        20,539,472
Adjustments
  Deferred charges                                   (262,062)         (150,695)
  Amortization of deferred charges                     24,305            24,305
                                                   ----------        ----------
BALANCE, END OF YEAR UNDER US GAAP                 20,845,518        20,413,082
                                                   ==========        ==========


STATEMENTS OF CHANGES IN FINANCIAL POSITION


                                                       5 MONTHS ENDED JUNE 30
                                                     --------------------------
                                                        1998            1997
                                                         $                $
                                                     ----------       ---------
CASH PROVIDED BY OPERATING ACTIVITIES
  UNDER CANADIAN GAAP                                 1,154,011         595,318

Adjustments
  Deferred charges                                        9,003        (122,282)
                                                     ----------       ---------
CASH PROVIDED BY OPERATING ACTIVITIES
  UNDER US GAAP                                       1,163,014         473,036
                                                     ==========       =========

CASH USED IN INVESTING ACTIVITIES
  UNDER CANADIAN GAAP                                (2,758,504)     (1,117,976)
Adjustment
  Deferred charges                                       (9,003)        122,282
                                                     ----------       ---------
CASH USED IN INVESTING ACTIVITIES
  UNDER US GAAP                                      (2,767,507)       (995,694)
                                                     ==========       =========


        (b) Pro forma financial information.

        The following unaudited pro forma combined statements of operations data for the year ended December 31, 1997 and for the six months ended June 30, 1998 illustrates the effect of the Tiercon/Triam Acquisition as if the transaction had been completed on January 1, 1997. The statement of operations data for the Company for the year ended December 31, 1997 includes the pro forma effect of the Company's 1997 acquisitions of Noble Metal Processing, Inc. and Noble Metal Forming, Inc. as well as the Company's November 1997 initial public offering. The following unaudited pro forma combined balance sheet as of June 30, 1998 illustrates the effect of the Tiercon/Triam Acquisition as if the transaction had been completed on that date. The Tiercon/Triam Acquisition is reflected using the purchase method of accounting for business combinations. The unaudited pro forma combined financial data is provided for comparative purposes only and does not purport to represent the results of operations of the Company that actually would have been obtained if the acquisition of Triam had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. Adjustments to pro forma combined operating results include changes in depreciation and amortization to reflect the cost basis of the assets acquired; changes to selling, general and administrative expenses to remove non-recurring expenses and salaries to officers and shareholders; changes in interest expense to reflect debt incurred in financing the acquisition of Triam; and changes to the provision for income taxes to reflect reductions resulting from the pro forma adjustments. The unaudited pro forma combined financial data set forth below is based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.



                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED DECEMBER 31, 1997)
                      (IN 000'S, EXCEPT PER SHARE AMOUNTS)



                                                                  Tiercom,                          Adjusted
                                                    Noble        including      Pro Forma          Pro Forma
                                                    Int'l          Triam       Adjustments         Combined
                                                  ----------     ----------     ----------         ----------
Net sales                                         $   61,632     $   34,903                        $   96,535
Cost of goods sold                                    44,743         31,587                            76,330
                                                  ----------     ----------                        ----------
          Gross profit                                16,889          3,316         20,205

Selling, general, and administrative expenses         11,225          2,887          1,021 (A)
                                                                                    (1,831)(B)         13,302
                                                  ----------     ----------     ----------         ----------

          Operating profit                             5,664            429            810              6,903

Interest expense                                       1,333             66          2,442 (C)          3,841
Sundry, net                                              353             --             --                353
                                                  ----------     ----------     ----------         ----------

Earnings (loss) before income taxes                    4,684            363         (1,632)             3,415

Provision (benefit) for income taxes                   1,592             --            (89)(D)          1,503
                                                  ----------     ----------     ----------         ----------

Net earnings (loss)                               $    3,092     $      363     $   (1,543)        $    1,912

Preferred stock dividends                                215             --             --                215
                                                  ----------     ----------     ----------         ----------

Earnings (loss) on common shares                  $    2,877     $      363     $   (1,543)        $    1,697
                                                  ==========     ==========     ==========         ==========

Pro forma earnings per common share
   Basic                                          $     0.40                                       $     0.24
   Diluted (E)                                    $     0.40                                       $     0.23

Weighted average common shares outstanding
   Basic                                           7,187,326                                        7,187,326
   Diluted(E)                                      7,187,326                                        7,167,326

Notes to Unaudited Pro Forma Combined Statement of Operations -- December 31,
1997

(A) Reflects amortization of goodwill over 20 years relating to the Tiercon/Triam Acquisition totaling $1.021 million. The amortization of goodwill related to the Tiercon/Triam Acquisition is based on the acquisition of current assets of $11.322 million, property, plant & equipment of $6.833 million, assumption of liabilities of $3.733 million, and Noble Canada preferred stock issued to the sellers of $.870 million.

(B) Reflects corporate fees paid by Triam to their former parent company that will not be incurred prospectively.

(C) Reflects additional interest expense associated with debt incurred by the Company in connection with the cash purchase of Tiercon/Triam. This expense includes interest of $1.246 million from the proceeds of the Company's July 1998 private offering of convertible subordinated debentures (the "Offering") at an interest rate of 6% and amortization of the offering cost expense of $1.4 million over seven years totaling $200,000, plus interest on senior indebtedness of $996,000 at a rate of 7.5%.

(D) Reflects tax adjustment necessary to provide for the anticipated effective rate of 44%.

(E) Reflects the assumed conversion of the preferred shares of Noble Canada into 80,000 shares of the Company's Common Stock.


                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        (SIX MONTHS ENDED JUNE 30, 1998)
                      (IN 000'S, EXCEPT PER SHARE AMOUNTS)


                                                                     Tiercon,
                                                       Noble         including        Pro Forma        Pro Forma
                                                       Int'l           Triam         Adjustments       Combined
                                                    -----------     -----------      -----------      -----------
Net sales                                           $    33,744     $    20,849                       $    54,593
Cost of goods sold                                       24,543          19,170                            43,713
                                                    -----------     -----------                       -----------
           Gross profit                                   9,201           1,679                            10,880

Selling, general, and administrative expenses             6,117           1,727              510 (A)
                                                                                            (913)(B)        7,441
                                                                                     -----------      -----------

           Operating profit (loss)                        3,084             (48)             403            3,439

Interest expense                                            688              42            1,221 (C)        1,951
Sundry, net                                                  27              --               --               27
                                                    -----------     -----------      -----------      -----------
            Earnings (loss) before income taxes
                    and minority interest                 2,423             (90)            (818)           1,515
Minority interest                                            20              --               --               20
                                                    -----------     -----------      -----------      -----------

Earnings (loss) before income taxes                       2,403             (90)            (818)           1,495

Provision (benefit) for income taxes                        904              --             (904)(D)           --
                                                    -----------     -----------      -----------      -----------

Net earnings (loss)                                 $     1,499     $       (90)     $        86      $     1,495

Preferred stock dividends                                    --              --               --               --
                                                    -----------     -----------      -----------      -----------

Earnings (loss) on common shares                    $     1,499     $       (90)     $        86      $     1,495
                                                    ===========     ===========      ===========      ===========

Pro forma earnings per common share
   Basic                                            $      0.21                                       $      0.10
   Diluted(E)                                       $      0.21                                       $      0.10

Weighted average common
shares outstanding
   Basic                                              7,157,958                                         7,157,958
   Diluted (E)                                        7,157,958                                         7,237,958


Notes to Unaudited Pro Forma Combined Statement of Operations -- June, 1998

(A) Reflects amortization of goodwill over 20 years relating to the Tiercon/Triam Acquisition totaling $510,000. The amortization of goodwill related to the Tiercon/Triam Acquisition is based on the acquisition of current assets of $11.322 million, property, plant & equipment of $6.833 million, assumption of liabilities of $3.733 million, and Noble Canada preferred stock issued to the sellers of $.870 million.

(B) Reflects corporate fees paid by Triam to their former parent company that will not be incurred prospectively.

(C) Reflects additional interest expense associated with debt incurred by the Company in connection with the cash purchase of Tiercon/Triam. This expense includes interest of $623,000 from the proceeds of the Offering at an interest rate of 6% and amortization of the Offering cost expense of $1.4 million over seven years totaling $100,000, plus interest on senior indebtedness of $498,000 at a rate of 7.5%.

(D) Reflects tax adjustment necessary to provide for the anticipated effective rate of 51%.

(E) Reflects the assumed conversion of the preferred shares of Noble Canada into 80,000 shares of the Company's Common Stock.

               NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                   (IN 000'S)


                                                                        Tiercon,                        Pro
                                                          Noble        including      Pro Forma        Forma
                                                          Int'l          Triam       Adjustments      Combined
                                                        ---------      ---------      ---------      ---------
ASSETS
Cash and cash equivalents                               $     451      $      --                     $     451
Accounts receivable, trade                                 10,650          5,022                        15,672
Inventories                                                 6,132          6,252                        12,384
Prepaid expenses and other assets                           1,209            181                         1,390
                                                        ---------      ---------                     ---------
           Total current assets                            18,442         11,455                        29,897
Property, plant and equipment, net                         29,948          9,473                        39,421
Goodwill                                                   23,240             --      $  17,601         40,841
Sundry                                                      1,538             --          1,246          2,784
                                                        ---------      ---------      ---------      ---------
                                                        $  73,168      $  20,928      $  18,847      $ 112,943
                                                        =========      =========      =========      =========

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities                $  11,392      $   5,076                     $  16,468
Current maturities of long-term debt                          565             --                           565
Current maturities of notes payable-related parties         2,295             --                         2,494
Current maturities of capital lease obligations                70            199                            70
                                                        ---------      ---------      ---------      ---------
          Total current liabilities                        14,322          5,275                        19,597
Long-term debt, excluding current maturities               20,117             --         11,410         29,860
Notes payable-related parties                               8,495             --                        10,162
Other                                                         541          1,451                         1,992
Convertible debentures                                         --             --         20,769         20,769
Preferred stock of subsidiaries                               775             --            870          1,645
Shareholders' Equity                                           --             --                            --
     Common stock                                          27,338             --                         27,338
     Paid in capital                                           --         15,232        (15,232)            --
Retained earnings                                           1,765             --             --          1,765
Equity adjustment from foreign currency translation          (185)        (1,030)         1,030           (185)
                                                        ---------      ---------      ---------      ---------
                                                        $  73,168      $  20,928      $  18,847      $ 112,943
                                                        =========      =========      =========      =========

NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
NOTE 1: PRO FORMA BALANCE SHEET ADJUSTMENTS
(IN 000'S)

The accompanying pro forma combined balance sheet as of June 30, 1998 giving effect to the Tiercon/Triam Acquisition and the Offering as if such transactions occurred on June 30, 1998.


                                     ASSETS
                                     ------

TIERCON/TRIAM ACQUISITION AND
RELATED OFFERING
PROCEEDS ADJUSTMENTS:                  CASH           GOODWILL          OTHER
---------------------                --------         --------        --------
Tiercom/Triam Acquisition (A)        $(19,523)        $ 17,601              --
Offering Proceeds (B)                  19,523               --        $  1,246
                                     --------         --------        --------
                                     $     --         $ 17,601        $  1,246
                                     ========         ========        ========

                                 LIABILITIES AND EQUITY
                                 ----------------------

TIERCON/TRIAM ACQUISITION AND
RELATED OFFERING                 DEBT TO FINANCIAL  LONG-TERM   CONVERTIBLE  PREFERRED STOCK   COMMON       PAID-IN     RETAINED
PROCEEDS ADJUSTMENTS:                ENTITIES         DEBT       DEBENTURES  OF SUBSIDIARIES   STOCK        CAPITAL     EARNINGS
---------------------                --------         ----       ----------  ---------------   -----        -------     --------
Tiercom/Triam Acquisition (A)        $ 11,410             --            --      $    870            --     $(15,232)    $  1,030
Offering Proceeds (B)                      --             --      $ 20,769            --            --           --           --
                                     --------       --------      --------      --------      --------     --------     --------
                                     $ 11,410       $     --      $ 20,769      $    870      $     --     $(15,232)    $  1,030
                                     ========       ========      ========      ========      ========     ========     ========


-------------------------

(A) The adjustment reflects the Tiercon/Triam Acquisition under the purchase method of accounting. The excess of the purchase price over the net book value of the assets acquired has been recorded as goodwill as management believes net book value approximates fair value. No specifically identifiable intangible assets were acquired.

(B) Reflects the proceeds from the Offering, net of expenses.




        (c)    Exhibits.

        23.1   Consent of Ernst & Young LLP

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NOBLE INTERNATIONAL, LTD.,
                                                A Michigan Corporation
                                                (Registrant)



Date:  October 7, 1998                       By: /s/ MICHAEL C. AZAR
                                                -------------------------------
                                                 Michael C. Azar,
                                                 Secretary, General Counsel and
                                                 Vice President

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

 23.1                    Consent of Ernst & Young LLP